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                                                                    EXHIBIT 23.1
                                           Consent of PricewaterhouseCoopers LLP

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Gothic Energy Corporation, on Form S-3 (File No. 333-23239, No. 333-38679 and No. 333-68085) of our report dated March 12, 1999, on our audit of the consolidated financial statements of Gothic Energy Corporation and subsidiary as of December 31, 1998 and for each of the two years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-KSB.

PricewaterhouseCoopers LLP

Tulsa, Oklahoma
April 6, 1999